Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 6, 1998, except as to the first three paragraphs of Note 11, which are as of February 25, 1998 appearing on page 45 of PSINet Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts."

/s/ PRICE WATERHOUSE LLP

Washington, D.C.
March 25, 1998